NEWS RELEASE

Royal Gold Provides 2026 Guidance and Five Year Outlook and Announces Further Debt Repayment and Publication of Asset Handbook
DENVER, COLORADO. MARCH 31, 2026: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold,” the “Company,” “we,” “us,” or “our”) announced today its calendar year 2026 guidance for total stream and royalty sales volume, depletion, depreciation and amortization expense (“DD&A”), and effective tax rate, a 5 year outlook for total sales, a further debt repayment, and publication of its 2025/2026 Asset Handbook.
2026 Guidance
Royal Gold expects 2026 sales volume, DD&A and effective tax rate to be as follows:

2026 Guidance Ranges
Total Sales
Gold	(oz)	290,000–320,000
Silver	(M oz)	3.0–3.5
Copper	(M lb)	21.0–25.0
Other Metals[3]	(M)	$34–$38
DD&A	(M)	$339-379
Effective Tax Rate		17-22%
Sales volume
Sales guidance for 2026 is provided on a sales volume basis to provide transparency and avoid the effect of volatile commodity prices in the conversion of revenue to gold equivalent ounces1 (“GEOs”). Sales volume for stream interests represents physical metal sold, and sales volume for royalty interests represents royalty revenue received divided by the average metal price for the relevant period.
Gold, silver and copper are expected to provide the majority of 2026 revenue. We expect the midpoints of our 2026 sales volumes to be 32%, 8% and 40% higher for gold, silver and copper, respectively, than actual sales volumes in 2025. Sales from Other Metals are expected to be relatively minor and the range provided assumes 2026 prices of $7.30/lb for nickel, $1.35/lb for zinc, and $0.91/lb for lead, which are the metals that are expected
1 Gold equivalent ounces, or GEOs, is calculated by the Company as revenue (in total or by reportable segment) for a period divided by the average gold price for that same period.

to provide most of this component of sales. Sales volumes are expected to be split approximately 48%/52% between the first half and second half of 2026.
The 2026 sales guidance is determined based on a review of confidential information and production forecasts provided to Royal Gold from certain operating counterparties, and publicly available production forecasts for those interests where Royal Gold does not have rights to receive confidential information. Certain of these third-party forecasts have been adjusted by Royal Gold based on management’s experience.
This guidance is based on the following assumptions with respect to our Principal Properties2:
¢Gold production guidance at Andacollo of 38,000 to 42,000 ounces. There is a normal-course lag between mine production and stream sales to Royal Gold of approximately 6 months.
¢An overall average royalty rate on gold production from the Cortez Complex of 3.5 to 4.0%, which is applicable to gold production guidance of 700,000 to 780,000 ounces on a 100% basis.
¢Gold sales attributable to the Kansanshi stream of 26,000 to 31,000 ounces. 2026 will be the first full year of gold deliveries from Kansanshi after receipt of the first gold delivery in October, 2025. There is a normal-course lag between mine production and stream sales to Royal Gold of approximately 3 months.
¢Gold production guidance of 140,000 to 155,000 ounces and copper production guidance of 50 to 60 million pounds at Mount Milligan. There is a normal-course lag between mine production and stream sales to Royal Gold of approximately 6 months.
¢Gold production guidance attributable to our stream at Pueblo Viejo of 350,000 to 400,000 ounces. Barrick does not provide silver production guidance and we expect silver recovery at Pueblo Viejo to remain below the level required for delivery of deferred silver ounces for the foreseeable future. There is a normal-course lag between mine production and stream sales to Royal Gold of approximately 6 months.
In addition to the Principal Properties, production assumptions for other assets in the portfolio include the first full year of production from Back River and Platreef, as well as full year contributions from the Sandstorm and Horizon portfolios.
Additional items not included in 2026 sales guidance consist of:
¢The second gold delivery of 11,111 ounces in H2 2026 of the 50,000 ounce Deferred Gold Consideration3 relating to the Mount Milligan Cost Support Agreement. Deliveries of the Deferred Gold Consideration will not be accounted for as revenue and the deliveries do not require cash payment.
¢New royalty or stream contributions from potential acquisitions that may be completed during 2026.
2 As of December 31, 2025, we determined that five of our stream and royalty interests are material to our business: Andacollo, Cortez, Kansanshi, Mount Milligan and Pueblo Viejo. Please see our Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC”) on February 19, 2026 (the “2025 Form 10-K”) for additional information regarding our Principal Properties.
3 Refer to press release “Royal Gold Announces Additional Agreement with Centerra that Provides for Mine Life Extension at Mount Milligan,” issued February 14, 2024, for a full description of the Deferred Gold Consideration.

DD&A
Our 2026 DD&A expense is expected to be higher than 2025 due to a full year of depletion from the recently acquired Sandstorm/Horizon interests and the Kansanshi stream interest.
Effective Tax Rate
The 2026 Effective Tax Rate guidance assumes no unusual or discrete tax items and no changes in laws or regulations or their interpretation in the jurisdictions where we pay taxes.
5 Year Outlook
To provide transparency with respect to our longer-term revenue potential, we are issuing our inaugural 5 Year Outlook for total GEOs, which range from 430,000 to 480,0004. This range is based on the mid-points of available operator guidance, production estimates provided by operators at steady-state, and Royal Gold estimates, and the range is not risk-adjusted for production levels or startup timing on an asset-by-asset basis. We will not update this range through 2026 and expect to provide a new 5 Year Outlook in early 2027.
This outlook reflects our expectations for increased production due to expansions at Khoemacau and Platreef Phase 2; extension of Bald Mountain Redbird; new production from assets including Corani, Great Bear, Hod Maden (NSR only), La India, Robertson and Warintza; and expected stream rate step downs at Wassa and the Rainy River silver stream.
We have not assumed any contribution from the 30% joint venture interest in the Hod Maden project in this outlook given our stated objective of converting our direct joint venture ownership into a stream or royalty interest more typical of our business model.
This outlook does not include contributions from assets that are expected to begin production beyond this 5 year period, including Cactus (mining on our royalty area), Fourmile, Gualcamayo, Horne 5, MARA and Oyu Tolgoi, and increased production from the Platreef Phase 3 expansion.
Further Debt Repayment
On March 12, 2026, we made a further repayment of $125 million on our revolving credit facility, reducing the outstanding amount to $600 million and increasing the available amount to $800 million.
4 The 5 Year Outlook is calculated using the same metal prices as for 2026 guidance to allow comparability, which are: $4,000/oz Au, $55.00/oz Ag, $5.00/lb Cu, $7.30/lb Ni, $1.35/lb Zn, and $0.91/lb Pb.

Publication of the 2025/2026 Asset Handbook
We have published the 2025/2026 Asset Handbook, which provides a detailed update on all the assets in our portfolio. It is available on our website at: 2025/2026 Asset Handbook

Corporate Profile
Royal Gold is a high margin, large-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value, and income investors exposure to the metals & mining industry. The Company’s website is located at www.royalgold.com.
Additional Investor Information
Royal Gold routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Resources tab. Investors and other interested parties are encouraged to enroll at www.royalgold.com to receive automatic email alerts for new postings.
For further information, please contact:
Alistair Baker
Senior Vice President, Investor Relations and Business Development
(303) 573-1660
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: our expected financial performance and outlook; including our estimated total sales volume for gold, silver, copper and other metals, DD&A, and effective tax rate for the year ended December 31, 2026 and 5 Year Outlook, and the assumptions made in determining those estimates; operators’ expected operating and financial performance and other anticipated developments relating to their properties and operations, including production, deliveries, estimates of mineral resources and mineral reserves, environmental and feasibility studies, technical reports, mine plans, capital requirements, liquidity and capital expenditures; opportunities for, and anticipated benefits from, investments, acquisitions and other transactions; the receipt and timing of future metal deliveries and sales, including deferred amounts at Pueblo Viejo; and prices for gold, silver, copper and other metals.

Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: changes in the price of gold, silver, copper or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; the ultimate timing, outcome, and results of integrating the operations of Royal Gold, Sandstorm and Horizon; failure to realize the anticipated benefits from the Sandstorm and Horizon acquisition in the timeframe expected or at all; risks associated with joint arrangement interests acquired as part of the Sandstorm and Horizon acquisition; changes of control of properties or operators; contractual issues involving our stream or royalty agreements; the timing of deliveries of metals from operators and our subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value, and complete investments, acquisitions or other transactions; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including in Item 1A, Risk Factors of our most recent Annual Report on Form 10-K. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.
Statement Regarding Third-Party Information
Certain information provided in this press release, including information about historical production, production estimates, property descriptions, and property developments, was provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness or fairness of any such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.